Exhibit 13

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted in connection with the amendment to Annual Report on Form 20-F for the year ended December 31, 2003 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Fujio Mitarai, President and Chief Executive Officer of Canon Inc. and Toshizo Tanaka, Senior Managing Director, Group Executive of Finance and Accounting Headquarters of Canon Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Canon.

Name:_/s/ Fujio Mitarai_
Fujio Mitarai
President and Chief Executive Officer December 22, 2004

Name:_/s/ Toshizo Tanaka
Toshizo Tanaka
Senior Managing Director, Group Executive of Finance and Accounting Headquarters December 22, 2004